Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the North Square Investments Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the North Square Investments Trust for the year ended May 31, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the North Square Investments Trust for the stated period.

/s/Mark D. Goodwin Mark D. Goodwin President, North Square Investments Trust	/s/Alan E. Molotsky Alan E. Molotsky Treasurer, North Square Investments Trust
Dated: August 5, 2019

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by North Square Investments Trust for purposes of Section 18 of the Securities Exchange Act of 1934.